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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) AUGUST 18, 2005
                                                        ------------------------


                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                     000-28560               22-2356861
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
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               (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code            (714) 974-2500
                                                  ------------------------------

                                 NOT APPLICABLE
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                  (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         netGuru, Inc. ("NGRU") entered into an Asset Purchase Agreement dated as of August 19, 2005 ("Purchase Agreement") with privately-held Bentley Systems, Incorporated ("BSI"). The Purchase Agreement provides for the sale by NGRU of its Research Engineers International ("REI") business and STAAD product lines to BSI, a leading provider of infrastructure software for the architecture, engineering, and construction ("AEC") market, for $23.5 million in cash. The sale is subject to various closing conditions, including approval by NGRU stockholders and compliance with regulatory requirements. If approved, the sale is expected to close before the end of 2005. A portion of the sale proceeds is expected to be allocated to transaction costs, applicable taxes and the retirement of outstanding debt.

         BSI would acquire the worldwide operations associated with REI, including the STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business, including offices in Yorba Linda, California; Bristol, United Kingdom; and Kolkata, India; as well as REI sales offices in other parts of Europe and Asia.

         NGRU would retain its collaborative software operations and products, including eReview and ForReview, and its information technology and engineering business process outsource services businesses. At the close of the sale, the parties would enter into a transition services agreement ("TSA") under which, among other things, NGRU would provide information systems migration to BSI for up to one year, and would lease a portion of the Kolkata, India facility to BSI for two years, with two one-year renewal options. BSI would provide to NGRU STAAD suite licenses and access to infrastructure at the Kolkata and Yorba Linda Facilities for up to one year and would sublease to NGRU a portion of the Yorba Linda, California facility for one year, with a one-year renewal option.

         Other terms include a $1 million break-up fee to be paid by NGRU to BSI if the agreement is terminated because the required approval is not obtained from NGRU's stockholders, or it is determined that certain fiduciary obligations require that the asset sale not be completed. Should the sale be completed, however, BSI would reimburse NGRU up to $250,000 for legal and financial expenses incurred in connection with the transaction.

         The Purchase Agreement contains three-year noncompetition, non-solicitation and inventions assignment provisions covering NGRU and Amrit K. Das and Santanu K. Das, who are two directors, executive officers and beneficial owners of more than 5% of NGRU's outstanding common stock.

         In connection with the Purchase Agreement, Laurus Master Fund, Ltd. ("Laurus") and NGRU entered into a Stand Still Agreement as of August 19, 2005. Laurus is a secured creditor of NGRU and a beneficial owner of more than 5% of NGRU's outstanding common stock. Under the Stand Still Agreement, Laurus consented to NGRU's entry into and consummation of the transactions contemplated by the Purchase Agreement and agreed to release its security interest in the assets being sold, subject to Laurus being paid in full at the closing all of NGRU's obligations under the convertible promissory notes held by Laurus. Laurus also agreed not to exercise any of its warrants to purchase common stock of NGRU


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until the earlier to occur of the closing of the Purchase Agreement, the termination of the Purchase Agreement or February 15, 2006. In addition, Laurus agreed not to interfere with the transactions contemplated by the Purchase Agreement through involvement in any merger, sale of assets, sale of equity or similar transaction involving NGRU or any of its divisions or any other transaction that would involve the transfer or potential transfer of control of NGRU. The Stand Still Agreement does not, however, limit the right of Laurus to transfer or vote shares of NGRU common stock.

         As of August 19, 2005, Peter R. Kellogg, a beneficial owner of more than 5% of NGRU's outstanding common stock, and Santanu K. Das each entered into a Voting Agreement with BSI. Pursuant to the Voting Agreements, Mr. Kellogg and Mr. Das each delivered to BSI irrevocable proxies that empower two executive officers of BSI to vote shares of common stock owned by Mr. Kellogg and Mr. Das, at any time prior to the earlier to occur of the consummation or termination of the Purchase Agreement, in favor of approval and adoption of the Purchase Agreement and approval of the asset sale contemplated by the Purchase Agreement, against approval of any proposal that would result in a breach by NGRU of the Purchase Agreement, and against any proposal made in opposition to, or in competition with, consummation of the asset sale contemplated by the Purchase Agreement.

         The Purchase Agreement, Stand Still Agreement, Form of Transition Services Agreement and Voting Agreements are attached as exhibits to this Form 8-K. The above descriptions of these agreements are qualified by reference to the complete text of these agreements. However, these agreements are not intended as documents for investors to obtain factual information about the current state of affairs of the parties to these agreements. Rather, investors should look to other disclosures contained in NGRU's reports under the Securities Exchange Act of 1934, as amended.


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ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

         On August 22, 2005, NGRU issued a press release announcing that the Company's Board of Directors has approved management's recommendation to sell the Company's REI business and STAAD product lines, which will involve exit and disposal charges to be incurred by the Company. The Company estimates future cash expenditures related to the sale to be approximately $3.02 million. Of this amount, BSI has agreed to reimburse NGRU up to $250,000 for legal and financial expenses upon closing of the sale. Therefore, the approximate net cost to NGRU is anticipated to be $2.77. The Company anticipates the charges to be made up of approximately $1.5 million in taxes, approximately $535,000 in fees associated with the actual sale, approximately $317,000 to $697,000 in severance and termination benefits, approximately $150,000 in legal and accounting fees, approximately $88,000 in pre-payment penalty fees relating to the Laurus debt, and $50,000 of estimated other costs. The sale is subject to various closing conditions, including approval by NGRU stockholders and compliance with regulatory requirements. If approved, the sale is expected to be completed by December 31, 2005. Substantially all of the charges are expected to be incurred in NGRU's second and third quarters of fiscal 2006.

ITEM 8.01         OTHER EVENTS.

         NGRU is preparing to hold its 2005 annual meeting of stockholders at 10:00 a.m. on October 31, 2005 at the Company's principal executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of record of NGRU's common stock outstanding as of the close of business on September 20, 2005 will be entitled to vote at the annual meeting. Because the date of this year's annual meeting has been changed by more than 30 days from the date of last year's annual meeting, NGRU desires to inform its stockholders of the revised deadlines for stockholder proposals to be discussed and voted upon at the 2005 annual meeting.

         Proposals by stockholders that are intended for inclusion in NGRU's proxy statement and proxy and to be presented at the 2005 annual meeting must be delivered to NGRU's corporate secretary at NGRU's principal executive offices by Tuesday, August 30, 2005 in order to be considered for inclusion in NGRU's proxy materials. Those proposals may be included in NGRU's proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice prepared in compliance with NGRU's bylaws must be delivered to, or mailed and received by, NGRU's corporate secretary at the Company's principal executive offices by Tuesday, August 30, 2005.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  Not applicable.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Not applicable.

         (c)      Exhibits.
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         Number   Description
         ------   -----------

         10.1 Asset Purchase Agreement dated as of August 19, 2005 between netGuru, Inc. and Bentley Systems, Incorporated ("Purchase Agreement")

         10.2 Form of Transition Services Agreement proposed to be entered into by and between netGuru, Inc. and Bentley Systems, Incorporated at the closing of Purchase Agreement

         10.3 Voting Agreement dated as of August 19, 2005 by and between Bentley Systems, Incorporated and Peter R. Kellogg

         10.4 Voting Agreement dated as of August 19, 2005 by and between Bentley Systems, Incorporated and Santanu Das

         10.5 Stand Still Agreement dated as of August 19, 2005 by and between netGuru, Inc. and Laurus Master Fund, Ltd.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2005           NETGURU, INC.

                                 By:  /S/ BRUCE K. NELSON
                                      ----------------------------------------
                                      Bruce K. Nelson, Chief Financial Officer



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                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         10.1 Asset Purchase Agreement dated as of August 19, 2005 between netGuru, Inc. and Bentley Systems, Incorporated ("Purchase Agreement")

         10.2 Form of Transition Services Agreement proposed to be entered into by and between netGuru, Inc. and Bentley Systems, Incorporated at the closing of Purchase Agreement

         10.3 Voting Agreement dated as of August 19, 2005 by and between Bentley Systems, Incorporated and Peter R. Kellogg

         10.4 Voting Agreement dated as of August 19, 2005 by and between Bentley Systems, Incorporated and Santanu Das

         10.5 Stand Still Agreement dated as of August 19, 2005 by and between netGuru, Inc. and Laurus Master Fund, Ltd.


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